                                                                    EXHIBIT 10.1

                          DEBT RESTRUCTURING AGREEMENT


                 THIS DEBT RESTRUCTURING AGREEMENT ("Agreement") is entered into this 24th day of December 2001 by and among Interiors Inc. ("Interiors" or the "Borrower"), Petals, Inc. ("Petals"), TBD Three, Inc., f/k/a Stylecraft Lamps, Inc. ("Stylecraft"), Habitat Solutions, Inc. ("Habitat") and Concepts 4, Inc. ("Concepts") and Limeridge LLC ("Limeridge") and The Endeavour Capital Fund, S.A. and The Endeavour Capital Investment Fund, S.A. (collectively, "Endeavour"). Limeridge and Endeavour are collectively referred to herein as the "Lenders").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to (a) Secured Convertible Note Purchase Agreement (the "Limeridge Note Purchase Agreement"), (b) Registration Rights Agreement (the "Limeridge Registration Agreement") and (c) a Security Agreement (the "Limeridge Security Agreement"), each dated September 30, 1999 between Interiors and Limeridge, Limeridge agreed to loan monies to Interiors; and

                  WHEREAS, in accordance therewith, Limeridge provided funds to Interiors and Interiors executed a Secured Convertible Promissory Note due September 29, 2004 in the amount of $13,540,626 in favor of Limeridge (the "Limeridge Note"); the Limeridge Note Purchase Agreement, the Limeridge Registration Agreements, the Limeridge Security Agreement and the Limeridge Note collectively referred to as the "Limeridge Loan Documents"); and

                  WHEREAS, pursuant to (a) Secured Convertible Note Purchase Agreement (the "Endeavour Note Purchase Agreement"), (b) Registration Rights Agreement (the "Endeavour Registration Agreement") and (c) a Security Agreement (the "Endeavour Security Agreement"), each dated December 31, 1999 between Interiors and Endeavour, Endeavour agreed to loan monies to Interiors; and

                  WHEREAS, in accordance therewith, Endeavour provided funds to Interiors and Interiors executed a Secured Convertible Promissory Note due September 29, 2004 in the amount of $1,744,518 in favor of Endeavour (the "Endeavour Note"); the Endeavour Note Purchase Agreement, the Endeavour Registration Agreements, the Endeavour Security Agreement and the Endeavour Note collectively referred to as the "Endeavour Loan Documents"); and

                  WHEREAS, pursuant to the Limeridge Security Agreement and the Endeavour Security Agreement (collectively, the "Security Agreements"), as of September 30, 1999 Interiors pledged to Lenders all of its right, title and interest in and to the shares of its wholly owned subsidiary, Petals (the "Collateral"), to secure its obligations to Lenders under the Limeridge Note and the Endeavour Note (collectively, the "Notes"); and

                  WHEREAS, on or about June 15, 2000 Foothill Capital Corporation ("Foothill") entered into a Loan and Security Agreement with Interiors and its subsidiaries, including Petals (the "Foothill Agreement"), pursuant to which Foothill agreed to provide up to $25,000,000 to Interiors and its subsidiaries through term loans and a revolving credit facility, subject to certain conditions; and

                  WHEREAS, there have been a number of material events of default by Borrower under the Limeridge Loan Documents and the Endeavour Loan Documents (collectively, the "Loan Documents") and, as a result, Lenders have exercised certain rights as secured lenders pursuant to the Loan Documents including sending notices of default and acceleration of the Indebtedness to Borrower and advising Borrower of their intentions to foreclose their security interests on Borrower's ownership interest in Petals; and

                  WHEREAS, as of April 26, 2001, the Lenders, Interiors, Petals, Stylecraft and Habitat entered into a Forbearance and Acknowledgement Agreement (the "Forbearance Agreement"), pursuant to which, inter alia, the Borrower reaffirmed its Indebtedness, as of April 1, 2001 to Limeridge in the amount of $19,868,514.25 and to Endeavour in the amount of $2,616,389.95, and based on Borrower's covenant to execute, by not later than July 31, 2001, definitive contracts with bona fide unaffiliated third parties to sell the equity or assets of any of Petals, Stylecraft or the Subsidiaries at prices aggregating not less than $38.0 million with "Contingencies" (as defined in the Forbearance Agreement) to expire by August 31, 2001, the Lenders agreed to forbear from exercising their rights and remedies against the Borrower and the Collateral through September 30, 2001; and

                  WHEREAS, Borrower defaulted in meeting its obligations under the Forbearance Agreement; and

                  WHEREAS, during September, 2001, Borrower, Stylecraft and Stylecraft Acquisition, Inc. has entered into a asset purchase agreement, pursuant to which Stylecraft was to sell substantially all of its assets for $26,750,000; and

                  WHEREAS, Lenders objected to the proposed sale of Stylecraft's assets as Borrower indicated that the proceeds thereof would not be available for distribution and repayment of a portion of the Borrowers' obligations to Lenders under the Loan Documents in accordance with and as provided for in the Forbearance Agreement; and

                  WHEREAS, the Borrower and Petals advised the Lenders that it was in negotiations with Blythe, Inc ("Blythe") to consummate the sale of the assets and business of Petals for a gross cash purchase price of approximately $27.5 million and further requested that Lenders forbear from taking any action to enforce their various rights and remedies against Borrower and/or exercising their rights to collect the Indebtedness (as hereinafter described in Section 1 below) and foreclose on the Collateral for a certain period of time with respect thereto; and

                  WHEREAS, on September 28, 2001, the Borrower, Petals, Stylecraft, Habitat, Concepts and Lenders entered into a comprehensive amendment, guaranty and security agreement with Lenders dated as of September 28, 2001, pursuant to which, inter alia, (a) Lenders were paid the sum of $2,800,000 from the sale of the Stylecraft assets, (b) the Borrower reaffirmed its Indebtedness, as of September 15, 2001 to Limeridge in the amount of $22,829,283.12 and to Endeavour in the amount of $3,013,994.67 (prior to credit for the $2,800,000 from the sale of the Stylecraft assets), (c) Obligors in addition to Borrower agreed to guaranty Borrower's indebtedness to the Lenders and secure such guarantees with subordinate liens on their assets, (d) the Lenders agreed to permit the sale of the Stylecraft assets to occur and (e) Lenders agreed to further temporarily forbear from exercising their rights and remedies with respect to the material events of default under the Loan Documents and the Forbearance Agreement through December 31, 2001 (the "Second Forbearance Agreement"; together with the Forbearance Agreement, the "Forbearance Agreements"); and

                  WHEREAS, Obligors have again materially defaulted under the Second Forbearance Agreement including, without limitation (a) the entry of a judgment against Interiors and Petals in excess of $1.9 million by Matrix Leasing, resulting in a Forbearance Default under the terms of the Forbearance Agreements, and (b) breach of representations relating to intercompany advances or loans of money between Obligors; and

                  WHEREAS, in addition to the foregoing defaults under the Forbearance Agreements, although Blythe had been in advanced negotiations to purchase the assets and business of Petals for $24 million, Blythe has recently reduced its proposed gross purchase price to not more than $20.0 million; an amount which is substantially less than represented to Lenders by Borrower, and insufficient to reduce the defaulted Indebtedness owed to the Lenders under the Notes by an aggregate amount satisfactory to Lenders; and

                  WHEREAS, the Lenders have notified the Borrower of their intent to foreclose, effective as of December 27, 2001, on the Collateral securing the Notes.

                  NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions. Unless otherwise defined in this Agreement, all capitalized terms used herein shall have the same meanings as are defined in the Forbearance Agreements.

2. Acknowledgement of Indebtedness.

         2.1 Borrower hereby reaffirms that as of December 25, 2001, Borrower is indebted to

                  (a) Limeridge pursuant to the Loan Documents in the amount of $22,463,294.34, which includes (i) $12,990,626.00 of Limeridge
                  Principal, (ii) $2,247,969.00 in fees and expenses pursuant to
                  Section 12.7 of the Limeridge Purchase Agreement, (iii) $2,558,376.13 in past accrued interest and (iv) $4,666,323.21 in liquidated damages for breach of the Limeridge Registration Agreement;

                  (b) Endeavour pursuant to the Loan Documents in the amount of $2,931,108.61, which includes (i) $1,744,518.00 of outstanding
                  Endeavour Principal, (ii) $301,996.07 in fees and expenses pursuant to Section 12.7 of the Endeavour Purchase Agreement,
                  (iii) $262,383.12 in past accrued interest and (iv) $622,211.42 in liquidated damages for breach of the Endeavour Registration Agreement;



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         2.2 As used in this Agreement, Borrower's "Indebtedness" to the Lenders shall mean the sums referred to above in Section 2.1 hereof as such amounts shall continue to accrue, plus Lenders' reasonable costs and expenses incurred in collection of any and all of the Indebtedness from the Borrower and the reasonable costs incurred in the negotiation of this Agreement and the ancillary agreements, documents and enforcement devices provided for herein, including, but not limited to, Collection Costs.

         2.3 All payments hereunder for application to the Indebtedness shall be made, without setoff, counterclaim or withholdings of any kind whatsoever.

         2.4 It is agreed that the Lenders do not waive and expressly reserve their right to recover Registration Rights Damages for all periods through and including December 31, 2001, but the Lenders hereby waive all Registration Rights Damages for all periods from and after January 1, 2002. The Lenders shall have sole discretion in applying amounts received by them hereunder and to Principal, Interest and Fees and Expenses, Registration Rights Damages, collection costs and all other amounts payable hereunder and under the Loan Documents.

         2.5 Borrower acknowledges that it is in default under, inter alia:

                  (a) Sections 7(h), 7(i) and 7(j) of each of the Notes;

                  (b) Section 3 of the Limeridge Registration Rights Agreement and the Endeavour Registration Agreement;

                  (c) Section 12.7 of Limeridge Note Purchase Agreement and the Endeavour Note Purchase Agreement; and

                  (d) the Forbearance Agreements.

3. Foreclosure on Collateral; Agreements of Lender.

          3.1 By reason of the occurrence and continuation of the Events of Default under the Notes, the Forbearance Agreements and the other agreements referred to in Section 3.2 above, the Lenders have notified the Borrower (the "Foreclosure Notice") of the Lenders' intention to foreclose on December 27, 2001 (the "Foreclosure Date"), on all, and not less than all, of the shares of capital stock of Petals, representing the Collateral (the "Foreclosure").

          3.2 The Borrower and Lender have engaged in negotiations with respect to the intended Foreclosure and Borrower has agreed to deliver and Lenders have agreed to accept legal title to the Collateral in partial satisfaction of the Indebtedness, subject to consummation of the other transactions contemplated by this Agreement, Borrower agrees not to seek protection from creditors under Chapter 11 of the Federal Bankruptcy Code prior to the Foreclosure Date. The Borrower further acknowledges, covenants and agrees that, as at the Foreclosure Date, the Borrower shall deliver to the Lenders legal and beneficial title and interest in and to the Collateral. Delivery of such legal and beneficial title in and to the Collateral shall be in partial satisfaction of Seven Million Three Hundred and Fifty Thousand Dollars ($7,350,000) of the aggregate Indebtedness owed to the Lenders (the "Debt Reduction"). Borrower hereby waives its right to notice of default, acceleration and Lender's intent to foreclose on the Collateral and the disposition thereof, whether pursuant to the Uniform Commercial Code or otherwise and consents thereto.



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

          3.3 The parties hereto acknowledge that the Debt Reduction has been calculated based on the "Collateral Value" of the equity of Petals. The "Collateral Value" is defined as (a) the last purchase price offer made by Blythe to acquire the assets and business of Petals, less (b) the sum of the amounts to be deducted by Blythe from such gross purchase price and other actual and estimated amounts required to be paid out of the net proceeds of the sale of Petals or thereafter to reduce certain indebtedness and obligations of Petals and Interiors (the "Collateral Value"). Certain of such indebtedness and obligations are secured by liens, mortgages, security interests and other encumbrances (collectively, "Liens") on the assets and properties of Petals.

          3.4 The parties hereto do hereby agree that the aggregate amount of the Debt Reduction has been calculated, as follows:

                  $20.000 million       last offer received from Blyth;
                  (3.600  million)      estimated past due Petals payables;
                   (0.400 million)      estimated Petals payroll taxes;
                   (2.000 million)      amount to be paid to Foothill(1);
                   (2.200 million)      estimated amount owed to Berman(2);
                   (2.100 million)      amount owed to Landis(3);
                   (0.675 million)      amount owed to Webster(4);
                   (0.500 million)      estimate of amount needed to settle with
                                        Matrix;
                   (0.750 million)      estimate of payments to DN Partners and
                                        management(5)
                   (0.075 million       balance of professional fees owed to
                                        Greenberg Traurig(6);
                   (0.250 million)      estimated fees owed to Arthur Andersen.
                -----------------
                   $7.350 million


---------------
1 Lenders have arranged for a third-party entity to acquire Borrower's and Petals' obligation to Foothill on or before December 27, 2001.

2        Berman had agreed to reduce its $2.7 million claim to $2.2 million.

3        Owed to Donald Landis and Landis Brothers (collectively, "Landis").
         Landis has agreed to accept $1.1 million in cash from Borrower or Petals on December 27, 2001, subject to the closing of the sale of the A.P.F. Master Framemakers division of Borrower (the "APF Division") to APF Acquisition Corp. (the "APF Purchaser"), and the assignment of $1.0 million of indebtedness to the APF Purchaser and release of Borrower and Petals from all liability thereunder.

4 To be paid in cash at the Foreclosure Date in consideration for a release of all securities of Borrower held as collateral by such lender and termination of the personal guarantees of Max Munn and Laurie Munn. In connection with the Foreclosure, Webster has agreed to remain a secured creditor of Petals and Interiors and to release the guarantee claims against Max and Laurie Munn and the collateral therefor.

5 To be negotiated prior or subsequent to the Foreclosure Date. The foregoing amounts are subject to increase in the event of a Petals Sale, pursuant to agreements among the Borrower, Petals and DN Partners and Messrs. Bloise, Conologue and Schwartz.

6 To be paid by Borrower on December 27, 2001 representing the balance owed in respect of professional fees incurred in connection with the Petals sale, the sale of the APF Division and the negotiation and execution of this Agreement with the Lenders.


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         3.5 The Lenders shall, prior to the Foreclosure Date, notify Foothill,
Berman and Landis, the parties holding subordinate Liens on the Collateral, of the alleged defaults and intent to accept the Petals Stock in partial satisfaction of the Indebtedness. Foothill, Berman and Landis shall agree and consent to the foregoing and waive notice thereof under U.C.C. Rev. Article 9 sections 9-620 and 9-621 and any claims against the Lenders with respect thereto.

         3.6 On the Foreclosure Date, Lenders shall arrange for a party (the "Foothill Successor") to acquire all of the outstanding indebtedness for money borrowed and all accrued interest thereon and costs associated therewith owed to Foothill (the "Foothill Debt") for payment of the full amount thereof and such party shall acquire by assignment of all of Foothill's first priority Liens and other rights in and to the assets and properties of Borrower and its Subsidiaries including Petals (but excluding the Assets being sold to the APF Purchaser described below), 100% of the Foothill Debt (estimated at approximately $2.0 million). The Borrower shall execute all such agreements and other consents required to effect the assignment of the Foothill Debt and Liens associated therewith to the Foothill Successor.

         3.7 On the Foreclosure Date, in addition to its purchase and assumption of the Foothill Debt, the Foothill Successor will lend the Borrower and Petals, under the assigned credit facility from Foothill, up to an additional $2.0 million as a senior secured line of credit. The proceeds of such increase in the line of credit shall be used, to the extent necessary to enable Borrower and/or Petals to:

                  (a) subject to the satisfaction of the conditions set forth in
Section 3.8 below, pay Landis $1.1 million and, as a condition of its acceptance thereof, Landis will release its claims against Max Munn and Laurie Munn personally and deliver general releases to Max and Laurie Munn in respect of such indebtedness and APF Purchaser will assume $1 million of indebtedness to Landis;

                  (b) enter into an arrangement with Berman pursuant to which Berman shall release its lien on the Petals stock, the APF assets of Interiors and the guaranties of such indebtedness by Max and Laurie Munn;

                  (c) enter into a settlement with Webster pursuant to which Webster shall release his claims against the Max Munn and Laurie Munn personally (and his Liens on the super voting Class B common stock and Series E preferred stock of Interiors) and deliver general releases to Max and Laurie Munn; and

                  (d) provide Petals with working capital to meet seasonal cash requirements.

         3.8 On the Foreclosure Date, subject to its receipt of $1.1 million (or such lesser amount as it shall agree upon), Landis will permit Borrower to assign the balance of the Interiors debt owed to him ($1.0 million) to the APF Purchaser, as described below, and provide the Borrower and Petals with a full general release. The APF Purchaser shall assume $1.0 million of indebtedness owed by the Borrower to Landis, all upon such terms and conditions as the APF Lender and Landis may agree. In addition, Landis shall release its claims against Max Munn and Laurie Munn as related to their guaranty of Borrower's and Petals' obligations.

         3.9 On the Foreclosure Date, Borrower shall deliver to Lenders a stock power endorsed in blank evidencing the conveyance of the Collateral.

4. Sale of Petals.

         4.1 Lenders reserve at all times up to and including the Foreclosure Date, the right to elect, in their sole discretion, to rescind such Foreclosure and the Foreclosure Notice; such rescission to be effected by written notice to the Borrower given by the Lenders at any time on or before the Foreclosure Date.

         4.2 In the event that the Lenders shall rescind the Foreclosure Notice, such rescission shall constitute the Lenders' consent and approval for the Borrower and Petals to consummate the sale of the securities or the assets and business of Petals (the "Petals Sale") to Blythe on or before the Foreclosure Date. In addition, the Lenders shall use their best efforts to assist the Borrower and Petals is effecting such Petals Sale.

         4.3 In the event that the Lenders elect to so rescind the Foreclosure Notice and effect the Petals Sale, all of the provisions of Section 3 of this Agreement shall be applicable, provided, that

                  (a) all indebtedness owed the persons or entities listed in
Section 3.4 above shall be paid in such amounts as may be negotiated out of the gross proceeds received from Blythe in respect of the Petals Sale, and the Lenders will not assume or be responsible to pay or finance Borrower or Petals to pay any of such obligations; and

                  (b) the Lenders will not be obligated to provide Petals with any line of credit or other form of financing from and after the consummation of the Petals Sale.

         4.4 In the event that, as contemplated hereby, the Lender shall not rescind the Foreclosure Notice, the Foreclosure shall be consummated as at the Foreclosure Date. Upon consummation of the Foreclosure the Lender reserves the right at any time and from time to time thereafter, as the sole record and beneficial owner of the Collateral, to effect a Petals Sale to Blythe or any third party.

5. Restructure of Lenders' Indebtedness Balance.

         The balance of the Indebtedness to the Lenders, after the final calculated Debt Reduction resulting either from the Foreclosure or a Petals Sale consummated on or before the Foreclosure Date, currently estimated at about $18.0 million (the "Indebtedness Balance"), the exact amount of which to be fixed on the Foreclosure Date, will be evidenced by the securities set forth below in this Section 5.

         5.1 One Million Dollars ($1,000,000) of the Indebtedness Balance will be evidenced by 100,000 shares of 6% non-convertible voting preferred stock of Interiors, (the "Lenders Preferred Stock"); which Lenders Preferred Stock shall
(a) be issued to a designee of the Lenders, (b) by its terms, shall entitle the holder to elect a majority of the members of the board of directors of Interiors until such time as the remaining Indebtedness of the Lenders is paid in full, and (c) shall have such rights and preferences as are set forth on the Certificate of Designations annexed hereto as Exhibit A and made a part hereof. On the Foreclosure Date, counsel for Interiors shall cause the Certificate of Designations to be filed with the Secretary of State of the State of Delaware.



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         5.2 The remaining portion of the Indebtedness Balance shall be represented by an amendment to the existing senior secured Limeridge Note and the Endeavour Note and by corresponding amendments to the Limeridge Note Purchase Agreement and Endeavour Note Purchase Agreement. Such amendments (the "Amended Notes") shall be in form and content reasonably satisfactory to the Lenders and Interiors, and shall provide, inter alia, as follows:

                  (a) the aggregate outstanding principal amount of all Notes shall be fixed at the Indebtedness Balance, less $1,000,000;

                  (b) the annual interest rates accruing on the Notes from and after the Foreclosure Date shall be reduced to six (6%) percent per annum;

                  (c) the maturity date of the Notes shall be extended to December 31, 2008;

                  (d) the collateral security for payment of such Notes shall be a first Lien on all assets and all of the securities of all Subsidiaries of the Borrower, including Petals and Concepts 4, and on any remaining assets of Interiors; and

                  (e) the conversion price on the amended Notes (in the event any holder elects to convert its or their Notes into Common Stock of Interiors) will be 85% of the lesser of (i) the closing bid price of Interiors Common Stock on the Closing Date, or (ii) the average closing bid prices of Interiors Common Stock for the five trading days prior to conversion; provided, that if Interiors merges with or acquires an entity with a pre-acquisition valuation of $15.0 million or more (a "Significant Transaction"), such conversion prices will be fixed based upon a mutually agreed upon discount from the closing price of Interiors Common Stock prior to the date of consummation of such Significant Transaction.

6. Sale of APF Division.

         6.1 On the Foreclosure Date, the APF Purchaser (which is an Affiliate of Max Munn) shall purchase, and Interiors shall sell, the assets and business of the APF Division, all pursuant to the terms and conditions of an Asset Purchase Agreement, dated December 21, 2001, among Max Munn, Interiors and the APF Purchaser (the "APF Purchase Agreement"). A true copy of the executed APF Purchase Agreement and the exhibits thereto are annexed hereto as Exhibit B and made a part hereof.

         6.2 Subject only to satisfaction of the conditions precedent to the obligations of Interiors to close the transactions contemplated thereby (the "Borrower's APF Closing Conditions"), the Lenders do hereby irrevocably consent to the transactions contemplated by the APF Purchase Agreement on or before the Foreclosure Date, and do further agree to pay or cause to be paid to Landis the sum of $1.1 Million to obtain Landis' consent to such sale and release of Liens held on the assets and properties of Borrower and its subsidiaries. The Borrower shall not waive any of the Borrower's APF Closing Conditions without the prior written consent of the Lenders.

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         6.3 The Borrower hereby (a) assigns to the Foothill Successor all notes and other consideration paid and payable by the APF Purchaser to Borrower under the APF Purchase Agreement and (b) as further collateral for payment of the Notes, assigns to the Lenders all notes and other consideration paid and payable by the APF Purchaser to Borrower under the APF Purchase Agreement.

         6.4 Consummation of the transactions contemplated by the APF Purchase Agreement shall be a condition to consummation of the transactions contemplated by this Agreement.

         6.5 Upon the closing of the APF Purchase Agreement, any Lien held by the Lenders on the assets and property of the APF Division shall be automatically released and the Lenders shall deliver to the APF Purchaser UCC-3 termination statements with respect to such assets and property promptly following any request therefor by the APF Purchaser.

7. [Intentionally Omitted]

8. Certain Transactions with Max Munn and Laurie Munn.

         8.1 Subject only to consummation of the transactions contemplated by the APF Purchase Agreement and their receipt of general releases from the Borrower, the Lenders, Landis and Webster, each of Max Munn and Laurie Munn do hereby covenant and agree, pursuant to a separate agreement (the "Securities Cancellation and Redemption Agreement") to rescind and/or sell back to Interiors on the Foreclosure Date 100% of all shares of Class B Common Stock of Interiors and 100% of all shares of Series E Preferred Stock owned of record and beneficially by them; a true copy of which Securities Cancellation and Redemption Agreement is annexed hereto as Exhibit C and made a part hereof.

         8.2 In consideration of their consummation of the Securities Cancellation and Redemption Agreement, all indebtedness (approximately $3.5 million incurred by Max Munn and/or Laurie Munn in connection with their purchase of the Class B Common Stock and Series E Preferred Stock shall be deemed to be cancelled and forgiven.

         8.1 Subject only to consummation of the transactions contemplated by the APF Purchase Agreement and his receipt of general releases from the Borrower, on the Foreclosure Date, the existing employment agreement between Max Munn and Interiors and its Subsidiaries (the "Munn Employment Agreement") shall be terminated and without any further force or effect, and thereafter Interiors shall have no further obligation or liability to Max Munn thereunder. In consideration for the cancellation of the Munn Employment Agreement, all remaining indebtedness of Max Munn to Interiors (estimated at $568,625, plus accrued interest), shall be extinguished effective as at the Foreclosure Date.

9. Additional Agreements and Acknowledgements.

         9.1 Simultaneous with the execution and delivery of this Agreement, Messrs. Richard Josephberg and Roger Lourie have tendered their resignations as members of the boards of directors of each of Interiors and all of their Subsidiaries.

         9.2 Max Munn, the remaining member of the Borrower's board of directors, shall on or before the Foreclosure Date appoint one or two persons acceptable to the Lenders as members of the Interiors board of directors and the board of each Subsidiary, to fill the vacancies created by the resignations of Messrs. Josephberg and Lourie.

         9.3 Simultaneous with the Foreclosure Date and consummation of the transactions contemplated by the APF Purchase Agreement, Max Munn, subsequent to the appointment of successor board member(s) as contemplated in Section 9.2 above, shall resign as a director of Interiors and all Subsidiaries of Interiors.

         9.4. On or prior to the expiration of Interior's existing directors and officers insurance coverage (the "D&O Policy"), Interiors shall use its best efforts to obtain a tail policy with respect to with policy limits of not less than $3.0 million, and which tail insurance shall include coverage for each of Messrs. Josephberg, Lourie and Munn and all other Interiors executive officers.

         9.5 In the event that Interiors shall, subsequent to the Foreclosure Date file a Chapter 11 petition or have a Chapter 11 petition filed against it, Interiors will indemnify, defend and hold harmless Messrs. Munn, Lourie and Josephberg and all Interiors executive officers, to the fullest extent permitted by Delaware corporate law, from and against any claims of Interiors creditors or stockholders to the fullest extent permitted by Delaware law, if and to the extent that any costs, judgment or settlement exceeds the D&O insurance coverage in place at closing.

         9.6 On the Closing Date, Max. Munn shall enter into an agreement with Interiors to serve as a consultant to Interiors in accordance with the terms of the consulting agreement annexed hereto as Exhibit D and made a part hereof (the "Munn Consulting Agreement").

         9.7 By execution and delivery of this Agreement, Borrower hereby acknowledges, confirms and reaffirms that the full amount of the Indebtedness and its obligations in respect thereof are currently due and payable and Borrower has no claim, defense, setoff or counterclaim against the Lenders or any of their officers, directors, employees, agents or attorneys with respect to such amounts. In addition, Borrower hereby acknowledges that the Loan Documents are in full force and effect and there are no oral agreements or understandings that modify or alter the terms thereof. Nothing contained in this Agreement shall constitute a waiver of, or affect the enforceability of, any other Document. Borrower hereby expressly waives any right to notice of sale or any right to a public sale under the Uniform Commercial Code, as in effect in New York.

         9.8 Lenders reserve any and all rights and remedies they may have against the Borrower and any and all Collateral provided by the Loan Documents or hereby. Nothing contained in this Agreement shall constitute a limitation upon or waiver of such rights and remedies available to Lenders under the terms of the Loan Documents nor shall anything contained herein absolve the Borrower from any liability arising pursuant to the terms of the Loan Documents and the Notes, as amended pursuant to this Agreement from and after the Foreclosure Date.

         9.9 Borrower agrees to pay on demand all reasonable fees and expenses incurred by Lenders (including, without limitation, the fees and disbursements of counsel) in connection with the Indebtedness, the preparation, execution, delivery, enforcement, maintenance, and amendment of this Agreement and the documents and instruments referred to herein, including, without limitation, the fees and expenses incurred by Lenders (including, without limitation, the reasonable fees and disbursements of counsel) in connection with any waiver or consent to the Loan Documents, and in connection with any restructuring of the Loan Documents, and enforcement thereof and collection and credit administration thereunder.

         9.10 Interiors, Petals and Stylecraft and Max Munn certify that the schedules attached hereto as Schedule 9.10A, Schedule 9.10B and Schedule 9.10C reflect a complete listing of assets, liabilities, litigations and threatened litigations against Interiors, Petals and Stylecraft, respectively, of which, with respect to threatened litigations, such parties have knowledge or have reason to know of, as at the dates indicated thereon. It is understood that each of such Obligors and Max Munn may update such Schedules between the date hereof and the Foreclosure Date; provided, that the obligations of Lenders to consummate the transactions contemplated by this Agreement shall be subject to the updated Schedules not disclosing any assets, liabilities, litigations and threatened litigations against such Obligors which were not disclosed on the Schedules annexed hereto that, individually or in the aggregate could reasonably be expected to have a material adverse effect on the assets, liabilities, contingencies, business or future prospects of Petals, individually, or Interiors and Stylecraft when taken as a consolidated whole. By their execution hereof, each of Interiors, Petals and Stylecraft and Max Munn do hereby certify that Petals is not indebted to Interiors, Stylecraft or any other subsidiary of Interiors, and will not be so indebted as at the Foreclosure Date.

10. Representations and Warranties.

         10.1 In order to induce Lenders to enter into this Agreement, Borrower hereby represents that (a) it is a corporation legally existing and in good standing under the laws of the State of Delaware and is qualified to transact business as a foreign corporation in all states where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect; (b) it has adequate corporate power and authority to execute, deliver and perform this Agreement, and the transactions contemplated hereby; (c) this Agreement, constitutes a valid and binding obligation of it, enforceable in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law); (d) the execution, delivery and performance by it of this Agreement and the transactions contemplated hereby have all been duly authorized by all corporate action and will not violate the provisions of Borrower's Certificate of Incorporation or By-laws or any applicable law or the order of any court or other agency of government and will not result in any breach of the terms of any agreement (except to the extent consent may be required under the Foothill Agreement and agreements with Landis, Berman and Webster) or, except to the extent expressly provided for hereunder, give rise to any lien on the assets of Borrower; (e) all authorizations, approvals, registrations or filings from or with any governmental or public regulatory body or authority of the United States or of any state thereof required for the execution, delivery and performance by it of this Agreement or the transactions contemplated hereby have been duly obtained or made and are in full force and effect; (f) except for litigation set forth on Exhibit E annexed hereto (the "Litigation") there is no action, suit or proceeding pending, or to its knowledge threatened, at law or in equity or by or before any arbitrator or arbitration panel or governmental instrumentality or other agency or any investigation of its affairs, or any of its properties or rights which, if adversely determined, would materially affect its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby; and (g) as at the Foreclosure Date Petals will not have any intercompany obligations or indebtedness owed to Interiors or its other subsidiaries.

         10.2 Each Lender hereby represents that (a) it legally exists and is in good standing under the laws of the jurisdiction under which it exists; (b) it has authority to execute, deliver and perform this Agreement and the transactions contemplated hereby; (c) this Agreement, constitutes a valid and binding obligation of it, enforceable in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law); (d) the execution, delivery and performance by it of this Agreement and the transactions contemplated hereby have all been duly authorized and will not violate the provisions of Lenders' Articles of Organization or By-laws or any applicable law or the order of any court or other agency of government; and
(e) there is no action, suit or proceeding pending, or to its knowledge threatened, at law or in equity or by or before any arbitrator or arbitration panel or governmental instrumentality or other agency or any investigation of its affairs, or any of its properties or rights which, if adversely determined, would materially affect its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

11. Release and Waiver of Claims.

         (a) For and in consideration of the mutual covenants and obligations set forth in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, Borrower and each other Obligor, and each of the Released Parties described in Section 11(b) below who has executed this Agreement (each, a "Releasor") hereby releases and forever discharges, and by these presents does for its subsidiaries, if any (direct or indirect), and itself and its predecessors, successors, affiliates and assigns, remise, release and forever discharge and hold harmless Lenders, Collateral Agent, and each of their predecessors, affiliates, subsidiaries (direct or indirect), shareholders, officers, directors, employees, agents, advisor or attorneys, successors and assigns, of and from and against all manner of action and actions, cause and causes of action (whether individual, derivative or representative), suits, debts, dues, sums of money, accounts, fees, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, damages, costs, expenses, claims and demands whatsoever, in law or in equity which the Releasor ever had, now has, or which hereinafter can, shall or may have by reason of any matter, claim or cause of action of any kind whatsoever, from the beginning of the world to the date of this Agreement, whether known or unknown, including, without limitation, those relating in any way to: (i) this Agreement, the Security Agreements, the Loan Documents, the Forbearance Agreement, and any and all other Documents, (ii) any claims (including without limitation for contribution or indemnification) which have or could have arisen out of any of the transactions contemplated or any other proceedings that have been brought or may be brought by any party hereto or to any Document or any third party relating to this Agreement, the Loan Documents, the Forbearance Agreement, or the transactions contemplated hereby or thereby, (iii) any acts, transactions, or events that are the subject matter of this Agreement, the Loan Documents, the Forbearance Agreement, or agreements related thereto, (iv) the communications and business dealings between Lenders and the Releasor from the beginning of communications and business dealings between Collateral Agent and Lenders on the one hand and the Releasor on the other, related in any way to this Agreement, the Loan Documents, the Forbearance Agreement, or the transactions contemplated hereby or thereby, or (v) the prosecution of any claim, defense, setoff, counterclaim or any settlement negotiations which the Releasor ever had, now has or which they, their affiliates (direct or indirect), or their successors or assigns hereafter can, shall or may have against Lenders, provided, however, that nothing herein shall be construed or deemed to release any covenants or agreements contained in this Agreement.

         (b) Upon satisfaction in full of the Indebtedness, for and in consideration of the mutual covenants and obligations set forth in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, each Lender hereby releases and forever discharges, and by these presents does for its subsidiaries, if any (direct or indirect), and itself and its predecessors, successors, affiliates and assigns, remise, release and forever discharge and hold harmless each of Max Munn, Laurie Munn, Richard Josephberg, Roger Laurie, Robert Conologue, David Schwartz and James Bloise and each of their successors and assigns (collectively, the "Released Parties"), of and from and against all manner of action and actions, cause and causes of action (whether individual, derivative or representative), suits, debts, dues, sums of money, accounts, fees, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, damages, costs, expenses, claims and demands whatsoever, in law or in equity which the Lenders ever had, now have, or which hereinafter can, shall or may have by reason of any matter, claim or cause of action of any kind whatsoever, from the beginning of the world to the date of this Agreement, whether known or unknown, including, without limitation, those relating in any way to: (i) this Agreement, the Security Agreements, the Loan Documents, the Forbearance Agreement, , and any and all other Documents, (ii) any claims (including without limitation for contribution or indemnification) which have or could have arisen out of any of the transactions contemplated or any other proceedings that have been brought or may be brought by any party hereto or to any Document or any third party relating to this Agreement, the Loan Documents, the Forbearance Agreement, or the transactions contemplated hereby or thereby, (iii) any acts, transactions, or events that are the subject matter of this Agreement, the Loan Documents, the Forbearance Agreement, or agreements related thereto, (iv) the communications and business dealings between Lenders and Borrower from the beginning of communications and business dealings between Lenders on the one hand and the Borrower on the other, related in any way to this Agreement, the Loan Documents, the Forbearance Agreement, or the transactions contemplated hereby or thereby, or (v) the prosecution of any claim, defense, setoff, counterclaim or any settlement negotiations which the Lenders ever had, now has or which they, their affiliates (direct or indirect), or their successors or assigns hereafter can, shall or may have against Borrower, provided, however, that nothing herein shall be construed or deemed to release any covenants or agreements contained in this Agreement.

         (c) Each party hereto represents, acknowledges and agrees that (i) it was represented by counsel in connection with the execution of this Agreement and the related collateral documents executed and to be executed in contemplation hereby, (ii) it did not enter into this Agreement under any form of duress, and did so voluntarily and of its own free will, and (iii) it has received and will receive benefit from and as a result of its execution of and performance under this Agreement.

12. Indemnity. Borrower hereby agrees to indemnify Lenders from and against all losses, costs, expenses, demands and damages whatsoever which Lenders may suffer or incur in respect of any claims which have or may be brought by any third party relating to this Agreement or the transactions contemplated hereby; provided, however, that to the extent such claims shall be the result of Lenders having failed to act in a commercially reasonable manner, then Borrower shall be under no obligation to indemnify Lenders. This indemnity shall continue in full force and effect notwithstanding completion of the other matters referred to in this Agreement.

13. Miscellaneous.

         (a) Writings Required. No amendment or waiver of any provision of this Agreement nor consent to any departure by Borrower or any Obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by Lenders, and then such waiver or consent shall be, effective only in the specific instance and for the specific purpose given.

         (b) Relief from Automatic Stay in Bankruptcy. Borrower and Petals knowingly, voluntarily, intentionally and after consultation and advice of counsel agree with Lenders that notwithstanding anything to the contrary contained in this Agreement or the Loan Documents, in the event an order for relief under any chapter of title 11 of the United States Code, 11 U.S.C. ss. 101, et. Seq. (the "Bankruptcy Code") is entered with respect to Borrower or Petals (it being understood that this Agreement is not intended to preclude such a filing), the following provisions shall be applicable:

                  (i) Lenders shall be entitled to the immediate termination of the automatic stay provisions of 11 U.S.C. ss. 362 (and any other relevant provisions of the Bankruptcy Code), and granted unconditional relief from the automatic stay and allowed to pursue any and all rights, remedies and recourses available to Lenders under this Agreement and the Loan Documents and pursuant to any provisions of applicable law. Lenders only shall be required to file a motion for relief from the automatic stay provisions of 11 U.S.C. ss. 362 and Borrower and Petals hereby consent to an emergency hearing thereon. Borrower and Petals hereby waive the right to oppose the motion or assert any defense to the relief requested by Lenders. Lenders are authorized to submit an affidavit with the motion (a) in identifying the Existing defaults and any Events of Default hereunder or under the other Loan Documents, (b) stating the amount of the Obligations and (c) advising the bankruptcy court of Borrower's and Petals' consent to unconditional relief from the automatic stay.

                  (ii) Borrower and Petals shall not without Lenders' written consent, seek to obtain financing under 11 U.S.C. ss. 364 that will result in the granting of liens and security interests in the Pledged Collateral and Collateral with priority over Lenders' liens and security interests.

                  (iii) Lender's entitlement as aforesaid to the lifting of the automatic stay hereunder by the appropriate bankruptcy court shall be deemed "for cause" pursuant to ss. 362(d)(1) of the Bankruptcy Code as amended from time to time.

         (c) UCC Waivers.

         (i) Borrower and Petals will not, directly or indirectly, do any act or fail to do any act, which would impair or affect Lenders' security interest in any collateral heretofore provided to Lenders, nor will Borrower or Petals, upon any default or Event of Default under this Agreement or the other Loan Documents, contest Lenders' right to obtain judgment against Borrower or to foreclose upon any collateral pledged to Lenders, nor will Borrower move to vacate or enjoin such judgment or foreclosure.

         (ii) Borrower and Petals each waives and renounces all rights which are waivable under Article 9 of the UCC, whether such rights are waivable before or after default, including, without limitation, those rights with respect to compulsory disposition of collateral, any right of redemption, and any right to notice relating to disposition of collateral.

         (d) No Waiver.

         No failure on the part of Lenders to exercise, and no delay in exercising, any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any provided by law.

         (e) Governing Law.

         The Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         (f) Counterparts.

         This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

         (g) Binding Effect.

         This Agreement shall be binding upon, and shall inure to the benefit of, Borrower and Lenders and their respective successors and assigns except that Borrower may not assign or transfer its rights or obligations hereunder.

         (h) Notices.

         Notices shall be given to Lenders and Borrower by certified mail or telecopier addressed to:

                    Lenders:         Limeridge  LLC
                                     c/o Navigator Management
                                     Harbour House
                                     2nd Floor
                                     Waterfront Drive
                                     P.O. Box 972
                                     Road Town
                                     Tortola, British Virgin Islands
                                     Attn:    David Sims
                                     Telephone:
                                     Facsimile:  (284) 494-4771

                                     The Endeavour Capital Fund, S.A.
                                                       and
                                     The Endeavour Capital Investment Fund, S.A.
                                     P.O. Box 57116
                                     Jerusalem, Israel 91570
                                     Attn:  Shmuli Margulies
                                     Telephone:  972-2-500-3317
                                     Facsimile:  972-2-500-3318 or 3319

                                     with a copy to:

                                     Blank Rome Tenzer Greenblatt LLP
                                     405 Lexington Avenue
                                     New York, New York 10174
                                     Attn: Andrew B. Eckstein, Esq.
                                     Telephone:  (212) 885-5000
                                     Facsimile:  (212) 885-5002

                    Borrower, Petals
                    or Concepts 4:   Interiors, Inc.
                                     320 Washington Street
                                     Mount Vernon, New York 10553
                                     Attn:  Max Munn
                                     Telephone:  (914) 665-5400
                                     Facsimile:  (914) 665-5469

                                     with a copy to:

                                     Greenberg Traurig, LLP
                                     200 Park Avenue
                                     New York, New York 10166
                                     Attn:  Stephen A. Weiss, Esq.
                                     Telephone:  (212) 801-9200
                                     Facsimile:  (212) 801-6400
or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices shall be effective when deposited in the mails or sent by telecopier, respectively, except that notices to Lenders shall not be effective until received by Lenders.

         (i) Consent to Jurisdiction; Waiver of Jury Trial.

                           (A) Borrower, Lenders and Escrow Agent irrevocably
                  submit to the jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and Borrower and Lenders hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State court, or to the extent permitted by law, in such Federal court. Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any Claim that any such suit, action or proceeding has been brought in an inconvenient forum.

                           (B) BORROWER AND LENDERS HEREBY KNOWINGLY,
                  VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED ON THIS AGREEMENT OR THE FACILITY LOAN DOCUMENTS OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE FACILITY LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY OF THE PARTIES, INCLUDING LENDERS' OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR ATTORNEYS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDERS TO ENTER INTO THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                      INTERIORS, INC.


                                      By:
                                          --------------------------------------
                                           Title:


                                      PETALS, INC.


                                      By:
                                          --------------------------------------
                                           Title:


                                      STYLECRAFT LAMPS, INC.


                                      By:
                                          --------------------------------------
                                           Title:


                                      HABITAT SOLUTIONS, INC.


                                      By:
                                          --------------------------------------
                                           Title:


                                      CONCEPTS 4, INC.


                                      By:
                                          --------------------------------------
                                           Title:



                                      ------------------------------------------
                                           MAX MUNN, individually and on behalf
                                           of A.P.F. Acquisition Corp.


                                      ------------------------------------------
                                               LAURIE MUNN


                                      LIMERIDGE, LLC


                                      By:
                                          --------------------------------------
                                           Title:

                                      THE ENDEAVOUR CAPITAL FUND S.A.


                                      By:
                                          --------------------------------------
                                           Title:


                                      THE ENDEAVOUR CAPITAL INVESTMENT FUND S.A.


                                      By:
                                          --------------------------------------
                                           Title: